EXHIBIT 99.2

PSB Financial Corp
Unaudited Combined Consolidated Balance Sheet
(in thousands)

September 30, 2012
Assets

Cash and due from banks	$22,348
Federal funds sold	5,800
Time Deposits in other banks	0
Securities available-for-sale	162,849
Securities held-to-maturity	-
Other investments	2,489
Loans	269,684
Allowance for loan losses	(3,580)
Loans, net of allowance	266,104
Bank premises and equipment, net	11,834
Accrued interest receivable	2,055
Goodwill	3,364
Other assets	16,586

Total Assets	$493,429

Liabilities and Stockholders' Equity
Liabilities:
Deposits	$402,995
Notes payable	27,483
Securities sold under repurchase agreements	1,085
Junior subordinated debenture	13,919
Other liabilities	7,667
Total liabilities	453,149
Stockholders' Equity:
Preferred stock	9,603
Common stock	720
Additional paid-in-capital	477
Unearned ESOP shares	(173)
Accumulated other comprehensive income	3,245
Treasury stock	-
Retained earnings	26,408
Total stockholders' equity	40,280

Total Liabilities and Stockholders' Equity	$493,429

PSB Financial Corp
Unaudited Combined Consolidated Statement of Operations
(in thousands)

September 30, 2012

Interest income:
Loans, including fees	$11,003
Investments	3,208

Federal funds sold	13
Interest bearing deposits in other banks	37
Total interest income	14,261

Interest expense:
Deposits	1,675
Other borrowings	559
Junior subordinated debentures	401
Total interest expense	2,635

Net interest income	11,626
Provision for loan losses	154
Net interest income after provision for loan losses	11,472

Non-interest income:
Service charges on deposits	1,492
Gain or loss on securities, net	(194)
Other charges and fees	1,072
Total non-interest income	2,370

Non-interest expenses:
Salaries and employee benefits	5,425
Occupancy expense	1,449
FDIC Insurance	229
Other	3,870
Total non-interest expenses	10,973

Income before income taxes	2,869
Provision for income taxes	703
Net earnings	$2,166

Dividends on preferred stock	146
Net earnings available to common shareholders	$2,020